UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 of 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2015

W2007 Grace Acquisition I, Inc.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-12073	26-1187149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6011 Connection Drive

Irving, TX 75039

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (972) 368-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2015, the Securities and Exchange Commission (the SEC) issued an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities and Exchange Act of 1934, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order (the Agreed Order) consented to by W2007 Grace Acquisition I, Inc. (the Company). The Agreed Order addresses the methodology to be applied in counting the number of record holders of the Company’s preferred stock for purposes of Section 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and concludes that the Company undercounted its record holders of preferred stock and had 300 or more record holders on January 1, 2014. Pursuant to the Agreed Order, the Company agreed to resume its periodic reporting pursuant to Section 15(d) of the Exchange Act by filing an annual report on Form 10-K for the fiscal year ended December 31, 2014 on or before May 15, 2015, and filing an annual report on Form 10-K for the fiscal year ended December 31, 2013 and any subsequent periodic reports required to be filed on or before July 1, 2015. In addition, pursuant to the Agreed Order, the Company will pay a civil penalty in the amount of $640,000. The Agreed Order does not allege any bad intent on the part of the Company. The preceding description of the Agreed Order does not purport to be complete and is qualified in its entirety by reference to the Agreed Order, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities and Exchange Act of 1934, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated April 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W2007 Grace Acquisition I, Inc.

Date: April 22, 2015	By:	/s/ Gregory M. Fay
	Name:	Gregory M. Fay
	Title:	Chief Financial Officer, Vice President and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities and Exchange Act of 1934, Making Findings, and Imposing Remedial Sanctions and a Cease-and-Desist Order, dated April 22, 2015.